Exhibit 23.2

ROBERT E. LIST. CPA
STEWART J. REID, CPA
MICHAEL L. HANISKO, CPA
DAVID D. QUIMBY, CPA
KATHLYN M. ENGELHARDT, CPA
RENAE M. CLEVENGER. CPA
AMY L. RODRIGUEZ, CPA
SCOTT A. NIETZKE, CPA

WALTER G. WEINLANDER, CPA
ROY A. SCHAIRER. CPA
JAMES L. WHALEY, CPA
JEROME L. YANTZ, CPA
PHILIP T. SOUTHGATE, CPA
ROBERT J. DUYCK, CPA
WEINLANDER FITZHUGH

CERTIFIED PUBLIC ACCOUNTANTS
& CONSULTANTS
Robertson Global Health Solutions Corporation
4215 Fashion Square.
Blvd., Suite 3
Saginaw, Michigan 48603
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-169078 of Robertson Global Health Solutions Corporation of our report dated March 10, 2010, relating to the consolidated financial statements of NxOpinion, LLC and Subsidiary, which appears in this Annual Report on Form 10-K.
/s/ Weinlander Fitzhugh
December 23. 2010

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